Exhibit 23.8

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

August 27, 2010

Dr. Juan José Súarez Coppel

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos C.P. 11311

México

Dear Dr. Súarez Coppel:

We hereby consent to all references to DeGolyer and MacNaughton as set forth under the heading “Experts” in this Amendment No. 1 to the Registration Statement on Form F-4 filed by Petróleos Mexicanos (Form F-4). Form F-4 incorporates by reference our report dated June 22, 2010, which describes our review of the estimates made by Petróleos Mexicanos of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (Mexico) as of January 1, 2010, for 68 fields located offshore of Mexico in the Southwest Marine Region (our Report). Our Report was originally filed as Exhibit 10.6 to the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2009. Petróleos Mexicanos has represented that the estimates included in our Report were prepared in accordance with the reserves definitions of Rules 4-10(a) (1)-(32) of Regulation S-X of the United States Securities and Exchange Commission.

Very truly yours,

/S/ DEGOLYER AND MACNAUGHTON
DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716